                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 1, 2004

                       SKYWAY COMMUNICATIONS HOLDING CORP.
               (Exact name of registrant as specified in charter)

           Florida                    000-32033                 65-0881662
(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)

 6021 142nd Ave. North, Clearwater, FL                          33760
(Address of principal executive offices)                      (Zip Code)

       Registrant's telephone number, including area code: (727) 535-8211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

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ITEM 8.01       OTHER EVENTS

        On December 1, 2004, we filed form 8K to report and file a press release citing excerpted information from a valuation report prepared for us but paid for by, and released to, the duPont Investment Fund#57289. This amended 8K is filed to attach, as an exhibit, the portions of the valuation report that were selectively disclosed which we believe sets forth the relevant information underlying estimated values we previously cited. Due to the restrictions of the
EDGAR system certain tables have been omitted and are available upon request of the Company.

        There can be no assurances that we will accomplish the milestones set forth in the valuation report and, as such, the potential market capitalizations referenced in this report may not be indicative of our actual performance.

        We encourage investors and potential investors to review all our SEC filings, including Forms 8K, 10QSB and 10KSB, before making an investment decision and not to rely solely on forward looking information such as this valuation report or forward looking statements made in our periodic filings with the SEC.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

        (c) Exhibits

        99.1 Valuation Report

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Skyway Communications Holding Corp.

Date:  December 20, 2004                    /s/ Jim Kent
                                            Jim Kent
                                            Chief Executive Officer